Exhibit 99.1

          MERCURY GENERAL CORPORATION ANNOUNCES SECOND QUARTER RESULTS

     LOS ANGELES, Aug. 1 /PRNewswire-FirstCall/ -- Mercury General Corporation (NYSE: MCY) reported today net income of $73.6 million ($1.35 per share-diluted) in the second quarter 2005 compared with $78.1 million ($1.43 per share-diluted) for the same period in 2004. For the first six months of 2005, net income was $134.0 million ($2.45 per share-diluted) compared to net income of $147.0 million ($2.69 per share-diluted) for the same period in 2004. Included in net income are net realized investment gains, net of tax, of $2.3 million ($0.04 per share-diluted) in the second quarter of 2005 compared with net realized investment gains, net of tax, of $7.9 million ($0.14 per share-diluted) for the same period in 2004, and net realized investment gains, net of tax, of $5.0 million ($0.09 per share-diluted) for the first six months of 2005 compared to net realized investment gains, net of tax, of $11.6 million ($0.21 per share-diluted) for the same period in 2004.

     Company-wide net premiums written were $729.9 million in the second quarter 2005, a 12.6% increase over second quarter 2004 net premiums written of $648.5 million, and were approximately $1.5 billion for the first six months of 2005, a 14.2% increase over the same period in 2004. California net premiums written were $525.9 million in the second quarter of 2005, an increase of 5.5% over the same period in 2004, and were approximately $1.1 billion for the first six months of 2005, a 5.3% increase over the same period in 2004. Non-California net premiums written were $204.0 million in the second quarter of 2005, a 36.2% increase over the same period in 2004, and were $407.7 million for the first six months of 2005, an increase of 45.6% increase over the same period in 2004. Non-California net premiums written represented 27.9% of the Company's total second quarter net premiums written, up from 23.1% in the second quarter of 2004.

     The Company's combined ratio (GAAP basis) was 90.1% in the second quarter and 91.3% for the first six months of 2005 compared with 88.3% and 88.7% for the same periods in 2004. Positive development on prior accident years' loss reserves was approximately $40 million and $25 million, respectively, for the six months ending June 30, 2005 and June 30, 2004.

     Net investment income of $30.7 million (after tax $26.6 million) in the second quarter of 2005 increased by 17.1% over the same period in 2004. The after-tax yield on investment income was 3.6% on average assets of $3.0 billion (fixed maturities and equities at cost) for the quarter. This compares with an after tax yield on investment income of 3.6% on average investments of $2.6 billion (fixed maturities and equities at cost) for the same period in 2004.

     The Board of Directors declared a second quarter dividend of $0.43 per share, representing a 16% increase over the quarterly dividend amount paid in 2004. The dividend is to be paid on September 29, 2005 to shareholders of record on September 15, 2005. The Company's book value per share at June 30, 2005 was $28.44.

     Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA),
(706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through August 8, 2005. The replay telephone numbers are (800) 642-1687 (USA) or
(706) 645-9291 (International). The conference ID# is 7791945. The replay will also be available on the Company's website shortly following the call.

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, and in general economic conditions; the accuracy and adequacy of the Company's pricing methodologies; adverse weather conditions in the markets serviced by the Company; market risks associated with the Company's investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; inflation and changes in economic conditions; the Company's ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company's success in expanding its business in states outside of California; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

     Mercury General Corporation
     Information Regarding Non-GAAP Measures

     The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with Generally Accepted Accounting Principles ("GAAP"). These
measures are not intended to replace, and should be read in conjunction with, the GAAP financial results. The Company has reconciled these measures with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

     Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is meant as supplemental information and is not intended to replace Net premiums earned. It should be read in conjunction with the GAAP financial results.

     Paid losses and loss adjustment expenses is the portion of Incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is meant as supplemental information and is not intended to replace Incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results.

                  Mercury General Corporation and Subsidiaries
                          Summary of Operating Results
                   (000's) except per-share amounts and ratios
                                   (unaudited)

                                     Quarter Ended June 30,        Six Months Ended June 30,
                                 -----------------------------   -----------------------------
                                     2005            2004            2005            2004
                                 -------------   -------------   -------------   -------------
Net premiums written             $     729,875   $     648,449   $   1,459,705   $   1,278,732
Net premiums earned                    707,261         620,432       1,391,975       1,212,369
Paid losses and loss
 adjustment expenses                   422,055         348,993         846,727         711,899
Incurred losses and loss
 adjustment expenses                   442,764         380,526         891,010         752,522
Net investment income                   30,701          26,212          59,486          51,940
Net realized investment
 gains, net of tax                       2,304           7,876           5,045          11,564
Net income                       $      73,602   $      78,134   $     134,026   $     146,950

Basic average shares
 outstanding                            54,548          54,459          54,542          54,445

Diluted average shares
 outstanding                            54,699          54,628          54,708          54,616

Basic Per Share Data
Net income                       $        1.35   $        1.43   $        2.46   $        2.70

Net realized investment
 gains, net of tax               $        0.04   $        0.14   $        0.09   $        0.21

Net income                       $        1.35   $        1.43   $        2.45   $        2.69

Net realized investment
 gains, net of tax               $        0.04   $        0.14   $        0.09   $        0.21

Operating Ratios -- GAAP
 (a) Basis
Loss ratio                                62.6%           61.3%           64.0%           62.1%
Expense ratio                             27.5%           27.0%           27.3%           26.6%
Combined ratio                            90.1%           88.3%           91.3%           88.7%

Reconciliations of
 Operating Measures to
 Comparable GAAP
 (a) Measures

Net premiums written             $     729,875   $     648,449   $   1,459,705   $   1,278,732
Increase in unearned
 premiums                              (22,614)        (28,017)        (67,730)        (66,363)
Net premiums earned              $     707,261   $     620,432   $   1,391,975   $   1,212,369

Paid losses and loss
 adjustment expenses             $     422,055   $     348,993   $     846,727   $     711,899
Increase in net losses
 and loss adjustment
 expense reserves                       20,709          31,533          44,283          40,623
Incurred losses and
 loss adjustment
 expenses                        $     442,764   $     380,526   $     891,010   $     752,522

(a)  Generally Accepted Accounting Principles

                  Mercury General Corporation and Subsidiaries
                         Other Supplemental Information
                              (000's) except ratios
                                   (unaudited)

                                        Quarter ending,                Six Months Ending,
                                            June 30,                        June 30,
                                 -----------------------------   -----------------------------
                                     2005            2004            2005            2004
                                 -------------   -------------   -------------   -------------
Total California
 Operations (1)
Net Premiums Written             $     525,910   $     498,697   $   1,051,990   $     998,795
Net Premiums Earned                    517,345         495,137       1,022,661         979,919

Loss Ratio                                61.5%           60.7%           63.6%           62.0%
Expense Ratio                             25.6%           26.0%           25.7%           25.9%
Combined Ratio                            87.1%           86.7%           89.3%           87.9%

California Automobile
 lines
Net Premiums Written             $     470,069   $     450,959   $     950,713   $     912,952
Net Premiums Earned                    469,909         454,548         930,478         902,344

Loss Ratio                                62.9%           62.7%           64.0%           63.7%
Expense Ratio                             25.6%           26.1%           25.6%           25.9%
Combined Ratio                            88.5%           88.8%           89.6%           89.6%

California Homeowners
 line
Net Premiums Written             $      46,180   $      39,725   $      83,403   $      71,751
Net Premiums Earned                     38,997          33,375          76,333          64,843

Loss Ratio                                47.9%           35.7%           60.4%           41.4%
Expense Ratio                             23.9%           24.5%           24.3%           25.1%
Combined Ratio                            71.8%           60.2%           84.7%           66.5%

Non-California
 Operations (2)
Net Premiums Written             $     203,965   $     149,752   $     407,715   $     279,937
Net Premiums Earned                    189,916         125,295         369,314         232,450

Loss Ratio                                65.7%           64.0%           65.1%           62.1%
Expense Ratio                             32.7%           30.6%           32.0%           29.8%
Combined Ratio                            98.4%           94.6%           97.1%           91.9%

                                    At June 30,
                                 ------------------
Policies-in-force (000's)          2005      2004
-----------------------------    --------  --------
California Personal Auto            1,093     1,048
California Commercial Auto             21        21
Non-California Personal Auto          368       252
California Homeowners                 228       202
Florida Homeowners                     15        13

All ratios are calculated on GAAP basis.
(1) Includes homeowners, auto, commercial property and other immaterial California business lines
(2) Includes all states except California

                  Mercury General Corporation and Subsidiaries
                  Condensed Balance Sheet and Other Information
                        (000's) except per-share amounts

                                          June 30, 2005     December 31, 2004
                                        -----------------   -----------------
                                           (unaudited)
Investments -- available for sale
 Fixed maturities at market
  (amortized cost $2,335,149
  in 2005 and $2,164,955 in 2004)       $       2,411,489   $       2,245,311
 Equity securities at market
  (cost $206,698 in 2005 and
  $210,553 in 2004)                               259,637             254,362
 Short-term cash investments,
  at cost, which approximates market              443,784             421,369
    Total investments                           3,114,910           2,921,042
Net receivables                                   365,096             367,662
Deferred policy acquisition costs                 189,998             174,840
Other assets                                      183,915             146,199
Total assets                            $       3,853,919   $       3,609,743

Loss and loss adjustment expenses       $         940,491   $         900,744
Unearned premiums                                 867,450             799,679
Other liabilities                                 358,521             325,029
Notes payable                                     136,008             124,743
Shareholders' equity                            1,551,449           1,459,548
Total liabilities and
 shareholders' equity                   $       3,853,919   $       3,609,743

Common stock -- shares outstanding                 54,561              54,515
Book value per share                    $           28.44   $           26.77
Statutory surplus                       $    1.43 billion   $    1.36 billion
Portfolio duration                              2.9 years           3.2 years

SOURCE  Mercury General Corporation
    -0-                             08/01/2005
    /CONTACT: Theodore Stalick, VP/CFO of Mercury General Corporation, +1-323-937-1060/
    /Web site:  http://www.mercuryinsurance.com